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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 8, 1998 (JUNE 4, 1998)
                                                 ------------------------------

                               WORLD ACCESS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                            0-19998                         65-0044209
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(STATE OR OTHER            (COMMISSION FILE NUMBER)               (IRS EMPLOYER
JURISDICTION OF                                                   IDENTIFICATION
INCORPORATION)                                                        NUMBER)


945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA                  30326
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:     (404) 231-2025
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ITEM 5.  OTHER EVENTS.

         On June 4, 1998, World Access, Inc. ("World Access") announced that it had entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with WAXS INC., a wholly-owned subsidiary of World Access ("New World Access"), Tail Acquisition Corporation, a wholly-owned subsidiary of New World Access ("Merger Sub"), and Telco Systems, Inc. ("Telco") pursuant to which, among other things, Merger Sub will merge with and into Telco and Telco shall thereupon become a wholly-owned subsidiary of New World Access (the "Merger").

         As a result of the Merger, each outstanding share of Telco common stock, $.01 par value per share ("Telco Common Stock"), shall be converted into the right to receive that number of shares of (i) World Access common stock, $.01 par value per share ("World Access Common Stock"), or (ii) if the previously announced holding company reorganization shall have been consummated on or before the time of the Merger, New World Access common stock, $.01 par value per share ("New World Access Common Stock") (in either case, the "Merger Common Stock") equal to the quotient of $17.00 divided by the average daily closing price of World Access Common Stock as reported on Nasdaq on each of the twenty consecutive trading days ending on the second business day prior to the date of the Merger (the "Average Closing Price"), provided that if the Average Closing Price is more than $36.00 per share, then each share of Telco Common Stock will be converted into .4722 shares of Merger Common Stock and if the Average Closing Price is less than $29.00 per share, then each share of Telco Common Stock will be converted into .5862 shares of Merger Common Stock.

         The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. The consummation of the Merger is subject to (i) clearance under the Hart-Scott-Rodino Improvements Act of 1976, as amended, (ii) the approval by the respective stockholders of World Access (or New World Access, as the case may be) and Telco, (iii) the approval by the stockholders of World Access or New World Access (as the case may be) of an increase in the authorized shares of common stock of such corporation, and (iv) the satisfaction or waiver of customary conditions.

         In connection with the Merger Agreement, Kopp Investment Advisors, Inc. and the directors and certain executive officers of Telco entered into a Stockholders Proxy Agreement with New World Access pursuant to which, among other things, they agreed to vote an aggregate of approximately 8.0% of the outstanding shares of Telco Common Stock in favor of the Merger.

         The foregoing description of the Merger, the Merger Agreement and the Stockholders Proxy Agreement is qualified in its entirety by reference to the Merger Agreement and the Stockholders Proxy Agreement, each of which is filed as an exhibit herewith and incorporated herein by reference. In addition, the Press Release issued by World Access and Telco announcing the Merger is filed as an exhibit herewith and incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

         2.1 Agreement and Plan of Merger and Reorganization dated as of June 4, 1998 by and among World Access, Inc., WAXS INC., Tail Acquisition Corporation and Telco Systems, Inc.

         99.1 Stockholders Proxy Agreement dated as of June 4, 1998 among WAXS INC., Kopp Investment Advisors, Inc. and directors and certain officers of Telco Systems, Inc.

         99.2 Press Release issued on June 4, 1998 announcing the execution of the Merger Agreement.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               WORLD ACCESS, INC.



                               By: /s/ Martin D. Kidder
                                   ---------------------------------
                                   Martin D. Kidder
                                   Its Vice President and Controller


Dated as of June 8, 1998



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                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

2.1                        Agreement and Plan of Merger and Reorganization dated as of June 4,
                           1998 by and among World Access, Inc., WAXS INC., Tail Acquisition
                           Corporation and Telco Systems, Inc.

99.1                       Stockholders Proxy Agreement dated as of June 4, 1998 among WAXS
                           INC., Kopp Investment Advisors, Inc. and directors and certain officers of Telco Systems, Inc.

99.2                       Press Release issued on June 4, 1998 announcing the execution of the
                           Merger Agreement.


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